Exhibit 10.47
AMENDED AND RESTATED
EMPLOYMENT/SEVERANCE AGREEMENT
      AMENDED AND RESTATED AGREEMENT made as of the 31 day of October, 2006 by and between David J. Demlow residing at 5776 Kingfisher Place, Carmel, Indiana 46033 (hereinafter referred to as the “Employee”) and Double-Take Software, Inc., a Delaware corporation with principal offices located at 257 Turnpike Road, Suite 210, Southborough, Massachusetts 01772 (hereinafter referred to as the “Company”).
      The Employee is currently employed by the Company. The Company and the Executive desire to amend and restate all prior agreements and understandings regarding the Executive’s employment by the Company as set forth herein.
ARTICLE I
DEFINITIONS
      1.1 Base Salary. Base Salary shall mean the highest annualized rate of Employee’s base compensation in effect at any time during the ninety (90) day period prior to the Date of Termination of Employment, and shall include all amounts of Employee’s base compensation that are reported as income, provided however, that Base Salary shall not include any bonus or any other payment contingent on performance.
      1.2 Cause. Cause shall mean (i) willful disobedience by Employee of a material and lawful instruction of the Chief Executive Officer or the Board of Directors of the Company; (ii) conviction of Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) breach by

Employee of any material provision of this Agreement; (iv) conduct amounting to fraud, dishonesty, willful misconduct or recurring insubordination; or (v) excessive absences from work for any reason.
      1.3 Disability. Disability shall mean a physical or mental infirmity which impairs the Employee’s ability to substantially perform his duties with the Company for a period of (30) consecutive days, and Employee has not returned to his full time employment prior to the Employment Termination Date as stated in the “Notice of Termination of Employment” (as defined below).
      1.4 Employment Termination Date. Employment Termination Date shall mean (i) in the case of the Employee’s death, his date of death; (ii) in all other cases, the date specified in the Notice of Termination of Employment; provided, however, if the Employee’ s employment is terminated by the Company due to Disability, the date specified in the Notice of Termination of Employment shall be at least 30 days from the date the Notice of Termination of Employment is given to the Employee, and provided further that in the case of Disability, the Employee shall not have returned to the full-time performance of his duties during such period of at least 30 days.
      1.5 Notice of Termination of Employment. Notice of Termination of Employment shall mean a written notice from the Company, or the Employee, of termination of the Employee’s employment which indicates the specific termination provision in this Agreement relied upon, if any. A Notice of Termination of Employment served by the Company shall specify the effective Employment Termination Date.

      1.6 Severance Payment. Severance Payment shall mean a cash payment equal to twelve (12) months Base Salary, payable in accordance with the Company’s regular payroll periods, commencing on the first day of the first payroll period following the Employment Termination Date.
      1.7 Termination Agreement. Termination Agreement shall mean an agreement in such form satisfactory to the Company and signed by Employee within thirty (30) days of the Employment Termination Date, which provides for a general release from all claims by the Employee in favor of the Company and such other terms reasonably requested by the Company.
ARTICLE II
EMPLOYMENT
      Employee’s employment is at-will and nothing in this Agreement is intended, or shall be construed, to limit the right of the Company to terminate Employee’s employment at any time in its sole discretion.
ARTICLE III
NON-DISCLOSURE
      Employee agrees that this Agreement is conditioned on Employee’s compliance with the Company’s non-disclosure agreement (the “NDA”), which is hereby incorporated by reference. Any breach or violation of any terms of the NDA shall be considered a breach or violation of this Agreement.
ARTICLE IV
RESTRICTIVE COVENANT
      4.1 In the event of the termination of employment with the Company for any reason, Employee agrees that he will not, for a period of one (1) year following such termination, directly or indirectly, enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which is in the business of providing real time data replication and high availability software technologies in competition with the Company or is otherwise engaged in the same or similar business as the Company in direct competition with the Company, or which the Company was in the process of developing, during the tenure of Employee’s employment by the Company. Notwithstanding the foregoing, the ownership by Employee of less than 5 percent of the shares of any publicly held corporation shall not violate the provisions of this Article IV.
      4.2 In furtherance of the foregoing, Employee shall not during the aforesaid period of non-competition, directly or indirectly, in connection with any business of providing real time data replication and high availability software technologies, or any business similar to the business in which the Company was engaged, or in the process of developing during Employee’s tenure with the Company, solicit any customer or employee of the Company who was a customer or employee of the Company during the term of his employment.
      4.3 If any court shall hold that the duration of non-competition or any other restriction contained in this Article IV is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

ARTICLE V
SEVERANCE PAYMENT; TERMINATION OF OPTIONS
      5.1 In the event the Company terminates Employee’s employment without Cause during the term of this Agreement, and (i) Employee does not violate the provisions of Articles III and IV; and (ii) Employee signs a Termination Agreement satisfactory to the Company, Employee shall be paid a Severance Payment.
      5.2 In the event (i) Employee is terminated for Cause, or (ii) Employee violates the provisions of Article III or IV, any and all employment stock options held by Employee, whether vested or unvested, shall immediately terminate and Employee shall not be entitled to exercise such options.
ARTICLE VI
TERM AND TERMINATION
      6.1 This Agreement shall commence as of October 31, 2006, and shall continue in effect until July 23, 2007.
      6.2 This Agreement shall automatically terminate upon the voluntary resignation of Employee.
ARTICLE VII
TERMINATION OF PRIOR AGREEMENTS AND UNDERSTANDINGS
      This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements and understandings between the parties regarding severance payments or benefits, whether oral or written prior to the effective date of this Agreement.

ARTICLE VIII
ARBITRATION, COSTS AND INDEMNIFICATION
      8.1 Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles III or IV hereof shall be settled through final and binding arbitration before a single arbitrator in the State of New Jersey in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field or fields involved in the dispute (e.g., corporate, employment, trade secret, non-competition, or securities law). Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties. Whether in arbitration or in any litigation between the parties in federal or state court relating to or concerning this Agreement, it is agreed that the losing shall pay the prevailing party’s reasonable attorney’s fees and costs.
      8.2 The Company hereby agrees to indemnify, defend, and hold harmless Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, and to the fullest extent permitted by law, except for any claims arising out of a breach of any restrictive covenant, non-solicitation agreement or similar arrangement between Employee and an entity other than the Company.
ARTICLE IX
SEVERABILITY
      If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.
ARTICLE X
NOTICE
      For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof except that notice of change of address shall be effective only upon receipt.
      The current addresses of the parties are as follows:

IF TO THE COMPANY:	Double-Take Software, Inc.
257 Turnpike Road, Suite 210
Southborough, Massachusetts 01772

IF TO THE EMPLOYEE:	David J. Demlow
5776 Kingfisher Place
Carmel, Indiana 46033

ARTICLE XI
BENEFIT
      This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.
ARTICLE XII
WAIVER
      The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.
ARTICLE XIII
GOVERNING LAW
      This Agreement has been negotiated and executed in the State of Massachusetts which shall govern its construction and validity.
ARTICLE XIV
JURISDICTION
      Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a stitus within the State of Massachusetts, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of Massachusetts.

ARTICLE XV
ENTIRE AGREEMENT
      This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.
ARTICLE XVI
SURVIVAL
      Articles III, IV, VIII, X, XIII and XIV shall survive the termination of this Agreement.
ARTICLE XVII
ADVICE OF COUNSEL
      Employee acknowledges that the Company advised Employee to retain his own counsel to review this Agreement and gave Employee sufficient time to obtain a review of this Agreement by his own counsel.
      IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

DOUBLE-TAKE SOFTWARE, INC.
By:	/s/ Dean Goodermote
Dean Goodermote
Chief Executive Officer

/s/ David J. Demlow
David J. Demlow

Exhibit 10.47
NON-DISCLOSURE CONFIDENTIALITY AGREEMENT
DOUBLE-TAKE SOFTWARE, INC.
David J. Demlow (hereinafter referred to as the “employee”) hereby acknowledges that Double-Take Software, Inc., et al. (hereinafter referred to as the “Corporation”) is engaged in the business of developing, selling, distributing, supporting, installing and servicing computer related software. Both parties agree that the operation of the business and performance of the work of the Corporation involves special skills, knowledge, trade secrets, special techniques, procedures or names and addresses of the customers, past and present, of the Corporation. The employee acknowledges that he is being employed with the express understanding that all of the foregoing shall not be divulged or otherwise disclosed to anyone at any time.
It is further understood and agreed to by the employee, that during the time of his employment by the Corporation, that his time and efforts will be exclusively devoted to the Corporation’s business, and that he will not participate in any activity of a similar nature with any other entity, in any capacity, (e.g. sales, consulting, engineering, supervision or hands on activity). All computer program source and information relating to such source code, trade secrets, books, manuals, bulletins, work papers, files, reports and other related materials are the property of the Corporation and must be returned to the Corporation upon request or at the termination of employment, along with any reproductions of such documentation.
Employee agrees to hold in confidence and to refrain from using or disclosing to any third party, without prior written consent of Corporation, (a) any information disclosed in confidence to employee by the Corporation, and (b) any information developed or delivered by employee during the term of employee’s employment by the Corporation. All computer program source and information relating to such source code received, developed or delivered by employee in connection with his employment shall be deemed confidential information and belonging exclusively to the Corporation for purposes of this paragraph.
Employee agrees to provide the Corporation with all source code and complete source code documentation for all computer programs developed or modified by employee in the course of his employment by the Corporation. Ownership of all goods, code, and materials, etc.; delivered by employee hereunder is hereby assigned irrevocably to the Corporation, including but not limited to all copyrights, trademarks, trade secrets and patent rights in such goods and materials. Employee agrees to execute and return to the Corporation all documents required by the Corporation from time to time to evidence, document or, if necessary, to perfect such ownership, for any purpose desired by the Corporation, and hereby appoints the Corporation employee’s attorney-in-fact with full powers to execute such document itself in the event employee is unable to provide the Corporation with such signed documents.
In the event the term of the employee’s employment shall expire or terminate, employee agrees not to divulge any of the above information, etc., or to engage or
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participate, directly or indirectly, for himself or on behalf of or for the benefit of a third party, firm or corporation in developing products based on the information gained during his term of employment by the Corporation. Employee also agrees he will not participate, directly or indirectly, for himself or on behalf of or for the benefit of a third party, firm or corporation in soliciting competing products, services and/or solutions to the Corporation’s existing customers or proposed customers (which were being solicited by the Corporation during the time of his employment) for a period of two (2) years and will not encourage, induce or attempt to induce any employee of the Corporation to leave the employ of the corporation for a period of two (2) years.
The employee agrees that these terms are so vitally important to the operation of the business of the Corporation, that any violation of the above conditions will result in their termination of employment, forfeitures of any and all benefits and bonuses accrued, as well as entitling the Corporation to any injunctive relief allowed by Law.
This Agreement shall be governed by the Laws of the State of Massachusetts and there are no understandings, agreements, representations, express or implied, not specified herein.
AGREED TO BY:

/s/ David J. Demlow		10/31/06

Employee		(DATE)

ACCEPTED BY:

/s/ Dean Goodermote

For the Corporation

TITLE:	Chief Executive Officer	11/1/06

(DATE)
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